As filed with the Commission on May 25, 2001

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________________

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3386776

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan	48086-5008

(Address of principal executive offices)	(zip code)

Lear Corporation Long-Term Stock Incentive Plan

(Full title of the Plan)

Joseph F. McCarthy

Vice President, Secretary and General Counsel

Lear Corporation

21557 Telegraph Road

Southfield, Michigan 48086-5008

(Name and address of agent for service)

(248) 447-1500

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered (1)	registered (1)	share (2)	price (2)	registration fee

Common Stock, $.01 par value	3,190,000 shares	$35.50	$113,245,000	$28,311.00

(1)	Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Lear Corporation common stock, par value $.01 (“Common Stock”), which may be issuable pursuant to the Lear Corporation Long-Term Stock Incentive Plan.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of Common Stock on the New York Stock Exchange Composite Tape on May 24, 2001, which was $35.50.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Opinion of Winston & Strawn
Consent of Arthur Anderson LLP

EXPLANATORY NOTE

      Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 3,190,000 shares of common stock, par value $.01, of Lear Corporation that may be awarded under the Company’s Long-Term Stock Incentive Plan, as amended.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

      The contents of the Registration Statement on Form S-8 as filed on November 19, 1996, Registration Statement No. 333-16413, as amended, are incorporated by reference into this Registration Statement.

Item 8. Exhibits

Exhibit
Number	Description

5.1	Opinion of Winston & Strawn as to the legality of the securities being registered

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereof)

2

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 25th day of May, 2001.

LEAR CORPORATION

By:/s/ Robert E. Rossiter Robert E. Rossiter President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald J. Stebbins and Joseph F. McCarthy and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth L. Way

Kenneth L. Way	Chairman of the Board	May 25, 2001

/s/ Robert E. Rossiter

Robert E. Rossiter	President and Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2001

/s/ James H. Vandenberghe

James H. Vandenberghe	Vice Chairman	May 25, 2001

/s/ Donald J. Stebbins

Donald J. Stebbins	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2001

/s/ David C. Wajsgras

David C. Wajsgras	Vice President and Corporate Controller	May 25, 2001

/s/ David Bing

David Bing	Director	May 25, 2001

/s/ Larry W. McCurdy

Larry W. McCurdy	Director	May 25, 2001

Signature	Title	Date

/s/ Irma B. Elder

Irma B. Elder	Director	May 25, 2001

/s/ Roy E. Parrott

Roy E. Parrott	Director	May 25, 2001

/s/ Robert W. Shower

Robert W. Shower	Director	May 25, 2001

/s/ David P. Spalding

David P. Spalding	Director	May 25, 2001

/s/ James A. Stern

James A. Stern	Director	May 25, 2001

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Winston & Strawn as to the legality of the securities being registered

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereof)